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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement on Form SB-2 of our report dated December 3, 1999 relating to the balance sheet of Muse Technologies, Inc. as of September 30, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 1999 and 1998. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                                   /s/ Feldman Sherb & Co., P.C.
                                                   -----------------------------
                                                   Feldman Sherb & Co., P.C.
                                                   Certified Public Accountants

September 19, 2000
New York, New York